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                                                                     Exhibit 4.8

                                TRUST AGREEMENT


         THIS TRUST AGREEMENT, dated as of August 21, 2001, by and among (i) AGL Capital Corporation, a Nevada corporation, as Sponsor (the "Sponsor"), (ii) The Bank of New York (Delaware), a banking corporation in the State of Delaware, as trustee (the "Delaware Trustee") and (iii) Paul R. Shlanta and Thomas L. Gleason, each an individual, as trustees (each an "Individual Trustee" and together with the Delaware Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "AGL Capital Trust III" (the "Trust"), in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10, which amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.
                                                                       ---  -
(S)(S). 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a Certificate of Trust with the Delaware Secretary of State substantially in the form attached hereto or in such other form as the Trustees may approve.

         3. The Sponsor and the Trustees will enter into an Amended and Restated Trust Agreement in such form as the Trustees and the Sponsor may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of Preferred Securities and Common Securities with such terms as shall be set forth in the Amended and Restated Trust Agreement. Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise. However, notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         4. The Sponsor and the Individual Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, the Registration Statement on Form S-3 (the "1933 Act Registration Statement") (including any pre-effective or post-effective amendments to the 1933 Act Registration Statement) relating to the registration under the Securities Act of 1933, as amended (the "Act") of the Preferred Securities of the Trust; (ii) to file with the New York Stock Exchange or any other national stock exchange (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be
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necessary or desirable to register the Preferred Securities under, or to obtain for the Preferred Securities an exemption from, the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute, deliver and perform on behalf of the Trust an underwriting or purchase agreement with the Sponsor and the underwriter or underwriters or purchaser or purchasers of the Preferred Securities of the Trust and (v) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing. The Individual Trustees further hereby ratify and approve all actions having previously been taken with respect to the foregoing. In connection with the filings referred to in clause (i), (ii) or (iii), the Sponsor and each individual Trustee, each as a Trustee and not in their individual capacities, hereby constitutes and appoints Paul R. Shlanta and Thomas L. Gleason, and each of them, as its true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for the Sponsor or each such Trustee or in the Sponsor's or each Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and the Exchange and the administrators of state securities or blue sky laws, granting unto such attorneys in fact and agents, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or each such Trustee might or could do in person, hereby ratifying and confirming all that such attorneys in fact and agents or any of them or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

          5. This Trust Agreement may be executed in one or more counterparts.

          6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days' prior notice to the Sponsor.

          7. This Trust Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such law without regard to principles of conflict of laws.
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         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                        AGL CAPITAL CORPORATION
                                        as Sponsor


                                        By: /s/ Paul R. Shlanta
                                            ----------------------------------
                                            Paul R. Shlanta
                                            President

                                        THE BANK OF NEW YORK (DELAWARE),
                                        as Delaware Trustee


                                        By: /s/ Michael Santino
                                            ----------------------------------
                                            Name:   Michael Santino
                                            Title:  Senior Vice President

                                        /s/ Thomas L. Gleason
                                        --------------------------------------
                                        Thomas L. Gleason

                                        /s/ Paul R. Shlanta
                                        --------------------------------------
                                        Paul R. Shlanta